[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.15

IMPERIAL COLLEGE OF SCIENCE, TECHNOLOGY AND MEDICINE

and

ZIHIPP LIMITED

INTELLECTUAL PROPERTY LICENCE AGREEMENT

THIS INTELLECTUAL PROPERTY LICENCE AGREEMENT is made on 2019

BETWEEN

(1)
IMPERIAL COLLEGE OF SCIENCE, TECHNOLOGY AND MEDICINE (incorporated in England and Wales by Royal Charter - RC000231) whose registered address is Exhibition Road, London SW7 2AZ, United Kingdom (“Licensor”); and
(2)
ZIHIPP LIMITED (registered in England and Wales under number 08341001) the registered office of which is at 52 Princes Gate, London SW7 2PG, United Kingdom ("Licensee").

INTRODUCTION

(A)
The Licensee wishes to acquire a licence under the Licensed Intellectual Property for the development and commercialisation of the Licensed Products and Know-How Products.
(B)
In addition, Imperial College intends to license and provide access to the Clinical Data to the Licensee under the Data Access Agreement after the Parties have entered into this Agreement.
(C)
The Licensor is willing to grant, and the Licensee is willing to take, a licence under the Licensed Intellectual Property on the terms of this Agreement.

AGREED TERMS

This Agreement comprises this page together with:

1.
the particulars of the licensed rights as set out in Schedule 1 ; and
2.
the definitions and general terms and conditions as set out in Schedule 2.

In the event of conflict between any of the Schedules, Schedule 2 shall take precedence over Schedule 1.

This Agreement has been entered into on the date shown at the top of this page.

Signed for and on behalf of IMPERIAL COLLEGE OF SCIENCE, TECHNOLOGY AND MEDICINE	Signed for and on behalf of ZIHIPP LIMITED
Signed:	Signed:
Name:	Name:
Title:	Title:

Schedule 1 (LICENSED RIGHTS)

Annual Fee (clause 3.3)	On each date referred to in the following table, the Licensee shall pay to the Licensor the non-refundable and nondeductible sum (each, an “Annual Fee”) set out next to such date in the table:
	Date	Annual Fee
	First anniversary of the Effective Date	£0
	Second and third anniversaries of the Effective Date	£2,000
	Fourth and all subsequent anniversaries of the Effective Date	£25,000

Delivery Address for the Licensor (clause 12.9)	For the attention of: Mrs. Lynne Cox, Director of the Research Office [***] [***] [***]
Delivery Address for the Licensee (clause 12.9)	For the attention of: The Chairman [***] [***] [***] [***]
Non-diligence Conditions (clause 5-2)

Without prejudice to the generality of the Licensee’s obligations set out in clause 5.1, the scenarios which indicate that Licensee has failed to use diligent endeavours to develop and commercially exploit the Licensed Products or Know-How Products are:

Failure to achieve Initiation of Phase II Trial with any Licensed Product or Know-How Product prior to the fourth anniversary of the Effective Date;

Failure to achieve Initiation of Phase III Trial with any Licensed Product or Know-How Product prior to the seventh anniversary of the Effective Date;

Failure to gain Regulatory Approval for any Licensed Product or Know-How Product prior to the ninth anniversary of the Effective Date; and

Failure to achieve the first commercial sale of a Licensed Product or Know-How Product in any country prior to the eleventh anniversary of the Effective Date.
Expert Appointment Body (Annex 2)	United Kingdom Licensing Executives Society.
Field (clause 2.1)	Human and veterinary therapeutics
Initial Payment Amount (clause 3.1)

[***]

It is agreed by the Parties that the Initial Payment Amount shall be settled by the allotment to the Licensor of 333,333 ordinary shares of [***] each in the capital of the Licensee and the payment of the VAT in cash.

Level of Exclusivity (clause 2.1)	Exclusive subject to clause 2.5.
Licensed Patents (clause 1.1)	The list of Licensed Patents that are licensed to the Licensee on the Effective Date are set out in full in Annex 1.
Primary Milestone Payments (clause 3.4)

Upon achievement of each primary milestone set out in the following table, the Licensee shall pay to the Licensor the non-refundable and non-deductible amount set out in the table next to such milestone:

	Primary Milestones	Milestone Payments
	The first primary milestone shall be achieved when both of the following conditions are satisfied in any order (the “First Primary Milestone”): (i) [***]; and (ii) [***]	[***]
	The second primary milestone shall be achieved when both of the following conditions are satisfied in any order (the	[***]

“Second Primary Milestone”): (i) [***]; and (ii) [***].
	The third primary milestone shall be achieved when both of the following conditions are satisfied in any order (the “Third Primary Milestone”): (i) [***]; and (ii) [***]	[***]
	[***] (the “Fourth Primary Milestone”).	[***]
	[***] (the “Fifth Primary Milestone”).	[***]
	[***] (the “Sixth Primary Milestone”).	[***]

[***]
Secondary Milestone Payments (clause 3.4)

Upon achievement of each secondary milestone set out in the following table, the Licensee shall pay to the Licensor the non-refundable and non-deductible amount set out in the table next to such milestone:

	Secondary Milestones	Milestone Payments
	The first secondary milestone shall be achieved when both of the following conditions are satisfied in any order (the “First Secondary Milestone”): (iii) [***]; and (i) [***]	[***]

	[***] (the “Second Secondary Milestone”).	[***]
	[***] (the “Third Secondary Milestone”).	[***]
	[***] (the “Forth Secondary Milestone”).	[***]

Net Receipts (clause 3.6)	The Licensee shall pay royalties on all Net Receipts at the following rates: (a) [***]; (b) [***]; or (c) [***]. For the avoidance of doubt: (1) [***]; and (2) [***].
Royalties (clause 3.5)

In the case of all sales and supplies of Licensed Products, the Licensee shall pay royalties on all Net Sales thereof at the following rates:

(a)
[***];
(b)
[***]; or
(c)
[***].

In the case of all sales and supplies of Know-How Products anywhere in the Territory, the Licensee shall pay royalties on all Net Sales thereof at a rate of [***] of the Net Sales.

Net Sales include sales made by non-Affiliate sub-licensees? (clause 1.1 "Net Sales")	[***]
Patent Costs (clause 3.2)	[***] [***]
Permitted Purposes (clause 2.5)

Imperial College: It and its Affiliates, employees, students and other researchers carrying out any acts which would otherwise infringe the Licensed Intellectual Property for the purposes of teaching and carrying out research and development (including accepting external sponsorship for such research and development and granting sub-licences for the same purposes, provided that the Licensee shall have the exclusive right to sub-license the Licensed Intellectual Property for commercial purposes to the extent permitted by this Agreement.

Territory	Worldwide.

Schedule 2 (DEFINITIONS and GENERAL TERMS AND CONDITIONS)

1.
Interpretation
1.1.
In this Agreement, including the introduction, the following terms shall have the following meanings:

Affiliate	in relation to an entity, means any entity or person that Controls, is Controlled by, or is under common Control with that entity;
Agreement	means the signature page to this agreement, Schedule 1 (Licensed Rights) and Schedule 2 (Definitions and General Terms and Conditions), together with all annexes referred to in any of the foregoing;
At-Cost Market	means a market in a Developing Country where individual poverty and insufficient public funding prevent access to healthcare at developed country prices;
BLA

means any biologies licence application (as that term is used in Title 21 of the United States Code of Federal Regulations) filed with the US Food and Drug Administration seeking regulatory approval to market and sell any Licensed Product or Know-How Product, as the case may be, in the USA for a particular indication or condition, or the non-USA equivalent thereof.

Business Day	means a day other than a day which is a Saturday, Sunday or public holiday in England;
Calendar Quarter	means each period of three months ending on 31 March, 30 June, 30 September and 31 December, respectively;
Control

means, in relation to any entity:

(a) having, directly or indirectly, the power to direct, or cause the direction of, the management and policies of that entity, whether through the ownership of voting securities in that or any other entity, by contract or otherwise; or

(b) holding, directly or indirectly, such securities (or other rights) as confer on the holder thereof the right to exercise more than fifty percent of all votes exercisable in general meeting of the members of such entity;

and in this definition the term “entity” shall include, without limitation, any corporation or partnership wherever established. An entity which Controls another entity (“Subsidiary”), shall be deemed to also Control any further entities Controlled by such Subsidiary;

Claim	means any claim, demand, action or proceeding;
Clinical Data	means any pre-clinical, clinical and any other information and data (which may include clinical trial data) made available to the Licensee by Imperial College under the Data Access Agreement;
Competent Authority

means any national or local agency, authority, department, inspectorate, minister, ministry official, parliament or public or statutory person or other entity (whether autonomous or not) of any government of any country having jurisdiction or authority over either any of the activities and functions contemplated or described by this Agreement or the Parties, including the European Medicines Agency, the European Commission, the Court of First Instance and the European Court of Justice;

Confidential Information

of a Party (the "Disclosing Party") means all information of a confidential or proprietary nature which is obtained directly or indirectly from the Disclosing Party or any of its Affiliates by the other Party (the "Receiving Party") or any of its Affiliates at any time before, on, or after the Effective Date, without regard to the form or manner in which such information is disclosed or obtained (including information disclosed orally, in writing or by observation), and includes the terms of this Agreement. The Licensed Know-How shall be the Confidential Information of the Licensor and the Licensee is the Receiving Party of such Licensed Know-How;

Cost-Based Price	in respect of each Licensed Product or Know-How Product, as the case may be, a price which [***];
Data Access Agreement

any separate agreement entered into between Imperial College and the Licensee under which the Licensee is provided access to, and may be licensee to exploit, the Clinical Data in consideration of the payments due under this Agreement;

Developing Country	means [***)];
Effective Date	means the date on the signature page of this Agreement;
Existing Licensees	means the persons and entities listed in the definition of “Permitted Purposes” in Schedule 1;
Force Majeure Event

means any event which arises from or is attributable to acts, events, omissions or accidents beyond the reasonable control of and not reasonably foreseeable by the Licensee, which are liable to affect performance of the obligations in this Agreement after the exercise of reasonable diligence except that:

(a) lack of funds;

(b) default or misconduct by any third party employed or engaged as an agent or contractor by the Licensee; and

(c) shortage of materials, equipment or supplies;

shall not constitute a Force Majeure Event unless caused by events or circumstances which are themselves Force Majeure Events;

Imperial College	means Imperial College Of Science, Technology and Medicine, incorporated by Royal Charter in England and Wales under number RC000231;
Initiation of Phase II Trial

means the first administration of any Licensed Product or Know-How Product, as the case may be, to a subject in any lawful study in humans of the safety dose ranging and efficacy of such Licensed Product or Know-How Product, which is prospectively designed to generate sufficient data (if successful) to permit the Initiation of Phase III Trial.

Initiation of Phase III Trial

means the first administration of any Licensed Product or Know-How Product, as the case may be, to a subject in any lawful study in humans of the efficacy and safety of such Licensed Product or Know-How Product, which is prospectively designed to demonstrate statistically whether such Licensed Product or Know-How Product is effective and safe for use in a particular indication or condition of interest in a manner sufficient to file a BLA or NDA to obtain regulatory approval to market and sell that Licensed Product or Know-How Product in any part of the Territory for the indication or condition being investigated by the study;

Innovations	means Imperial Innovations Limited, a company incorporated in England and Wales under number 02060639;
Insolvency Event

means, in relation to a Party, any of the following events:

(a) a meeting of creditors of that Party being held or an arrangement or composition with or for the benefit of its creditors (including a voluntary arrangement as defined in the Insolvency Act 1986) being proposed by or in relation to that Party;

(b) a chargeholder, receiver, administrative receiver or other similar person taking possession of or being appointed over or any distress, execution or other process being levied or enforced (and not being discharged within seven days) on the whole or a material part of the assets of that Party;

(c) that Party ceasing to carry on business or being deemed to be unable to pay its debts within the meaning of section 123 Insolvency Act 1986;

(d) that Party or its directors or the holder of a qualifying floating charge or any of its creditors giving notice of their intention to appoint, appointing or making an application to the court for the appointment of, an administrator;

(e) a petition being advertised or a resolution being passed or an order being made for the administration or the winding-up, bankruptcy or dissolution of that Party; or

(f) the happening in relation to that Party of an event analogous to any of the above in any jurisdiction in which it is incorporated or resident or in which it carries on business or has assets;

Investment (and cognate expressions)	means any legally binding commitment from any person or entity to provide any amount of equity, debt, grant or other funding to the Licensee in any form;
Know-How Products	means any products or services which: [***]; and***[***]
Licensed Intellectual Property	means the Licensed Know-How and the Licensed Patents;
Licensed Know-How	means any data and know-how that may be described in Part A of Annex 1.;
Licensed Patents

means:

(a) the patents and patent applications listed in Part B of Annex 1 of this Agreement;

(b) any divisionals, continuations, continuations-in- part, extensions, foreign-filed counterparts or reissues of the patents and patent applications referred to in (a) above; and

(c) any patents, supplementary protection certificates and similar rights that derive priority from or claim common priority with any of the foregoing;

Licensed Products	means [***];

Loss	means any loss, damage, liability, judgment, fine, penalty, charge and any other cost and expense of any nature or kind whatsoever, including legal costs and any costs of recovery;
Materials	means any physical materials owned by Imperial College that may be transferred to the Licensee by Innovations under a Material Supply Agreement;
Material Supply Agreement	any separate agreement entered into between Innovations and the Licensee under which the Licensee is provided with Materials in consideration of the payments due under this Agreement;
NDA

means a new drug application (as that term is used in Title 21 of the United States Code of Federal Regulations) filed with the US Food and Drug Administration seeking regulatory approval to market and sell any Licensed Product(s) or Know-How/ Product(s), as the case may be, in the USA for a particular indication or condition, or the non-USA equivalent thereof;

Net Receipts

means the amount of any payment (excluding value added tax or other sales tax) and, as applicable, the value of any non-monetary receipt obtained by the Licensee or its Affiliates in relation to the sub-licensing (including the grant of any option in respect of a sublicence) of any of the Licensed Intellectual Property, the Materials and/or the Clinical Data, subject to the following:

[***];

[***];

[***]; and

[***];

Net Sales

means the invoiced price of all Licensed Products and all Know-How Products, as the case may be, sold or supplied by:

(i) the Licensee; or

(ii) Affiliates of the Licensee which have been granted a sub-licence under clause 2.4; or

(iii) [***];

in each case in arm’s length transactions exclusively for money and at full market value or, where the sale or supply is not at arm’s length, or not at full market value or not exclusively for money, the price that would have been so invoiced if it had been at arm’s length exclusively for money and at full market value, after deduction of all documented:

[***];

[***];

[***]; and

[***];

provided that such deductions do not exceed reasonable and customary amounts in the markets in which such sales or supplies occurred.

Where the Licensee transfers Licensed Products and/or Know-How Products to the Affiliate for resale by the Affiliate, the price (if any) paid by the Affiliate for such transfer shall not be included in Net Sales provided that the Affiliate resells the Licensed Products and/or Know-How Products to Third Parties within [***] of such transfer. For the avoidance of doubt the price at which the Licensed Products and/or Know- How Products are resold to Third Parties by the Affiliate shall be included in Net Sales, provided that such price is the arm’s length transaction, exclusively for money full market value price and, if not, is substituted for such price in accordance with the provisions of this Agreement.

Where the Licensee supplies a Licensed Product and/or Know-How Product free of charge for bona fide marketing purposes, such supply shall be deemed to be at arm’s length and exclusively for money, and accordingly the Net Sales in respect of such supply shall be zero, provided that the Licensee supplies no more than a commercially reasonable number of Licensed Products and/or Know-How Products on such a basis during any Year;

Parties	means the Licensor and the Licensee and “Party” shall mean either of them;
Regulatory Approval

means any receipt by the Licensee or any of its sublicensees of written approval (including all applicable pricing and governmental reimbursement approvals in those countries where such approvals are necessary to sell medicines to at least [***] of that country’s market for the Licensed Product or Know-How Product that is the subject of the approval) required from the US Food and Drug Administration to market a Licensed Product or Know-How Product under Section 21 of the United States Code of Federal Regulations, Part 314 or other relevant Competent Authority to market a Licensed Product or Know-How Product in a particular country;

Regulatory Authority

means any applicable government regulatory authority involved in granting approvals for the manufacturing, marketing, reimbursement and/or pricing of a Licensed Product in the Territory, including, (i) in the United States, the United States Food and Drug Administration and any successor governmental authority having substantially the same function, and (ii) in the European Union the European Medicines Agency (and any successor body having essentially the same function);

Representatives	means trustees, council members, directors, officers, employees, students, contractors, consultants and other researchers;
Third Party	means a person other than the Licensor, the Licensee and their Affiliates;
Valid Claim

means a claim of:

(a) an issued and in force patent which has not (i) expired; nor (ii) been permanently revoked, or found unenforceable or invalid by a court or other governmental agency of competent jurisdiction in a final and non-appealable judgment; nor (iii) been revoked, or found unenforceable or invalid by a court or other governmental agency of competent jurisdiction in an appealable judgement from which an appeal has not been taken in the time allowed; or

(b) a pending patent application which claim has not been withdrawn, abandoned or finally disallowed without the possibility of appeal or refiling of the claim and which has not been pending in any patent application in the same or substantially the same form for more than [***]; and

Year	means a period of 12 consecutive months, commencing on the Effective Date or any anniversary of the Effective Date.

1.2.
In this Agreement:
(a)
capitalised terms not defined in clause 1.1 shall have the meaning set out in Schedule 1;
(b)
reference to the singular includes the plural and vice versa;

(c)
reference to "writing" and "written" excludes electronic mail;
(d)
reference to "this Agreement" includes this Agreement as amended or supplemented from time to time;
(e)
the words "include", "including" and "in particular" are to be construed as being by way of illustration or emphasis only and are not to be construed so as to limit the generality of any words preceding them; and
(f)
the table of contents and the headings to clauses and schedules are to be ignored in construing this Agreement.
2.
Grant of Rights
2.1.
Licences. The Licensor hereby grants to the Licensee, subject to the provisions of this Agreement, a licence of the scope set out in the definition of Level of Exclusivity under the Licensed Intellectual Property, solely in the Field and in the Territory, to develop, manufacture, have manufactured, use, market, sell, have sold, supply and import Licensed Products and Know-How Products only. No right or licence is granted under this clause to any Affiliate of the Licensee except that the Licensee is permitted to grant a sub-licence to any of its Affiliates in accordance with clause 2.3 and clause 2.4. Except for the licences expressly granted in this clause 2, the Licensor reserves all of its rights.
2.2.
Clinical Data
(a)
Notwithstanding any reference to the Clinical Data in the definitions of Licensed Products and Know-How Products or elsewhere in this Agreement, the Parties acknowledge and agree that (i) the scope of any right or licence that the Licensee may have under the Clinical Data will be set out solely in any Data Access Agreement between the Licensee and Imperial College, and (ii) no right or licence under any Clinical Data is granted under this Agreement.
2.3.
Formal licences. Each Party shall execute such confirmatory formal licences as requested by the other Party which are necessary or appropriate for registration of the rights granted under this Agreement with patent offices and other relevant authorities. Such formal licences shall so far as possible be in the form set out in Annex 3. In the event of any conflict in meaning between any such licence and the provisions of this Agreement, the provisions of this Agreement shall prevail. Prior to the execution of any such formal licences, the Parties shall so far as possible have the same rights and obligations towards each other as if such licences had been granted.
2.4.
Sub-licensing. The Licensee may grant sub-licences of its rights under Clause 2.1 of this Agreement, provided that:
(a)
subject to the provisions of clause 2.4, such sub-licence shall be on arm’s length commercial terms;
(b)
such sub-licence shall include obligations of confidentiality on the sub-licensee which are no less onerous than the obligations of confidentiality on the Licensee under this Agreement, and shall include provisions giving the Licensor the right to enforce such obligations against the sub-licensee;
(c)
subject to the provisions of clause 11.6, the provisions of the sub-licence must provide that it shall terminate automatically upon termination of the licence under clause 2.1 for any reason;
(d)
as soon as reasonably possible, and in any event within [***] after the grant of any sub-licence, the Licensee shall provide to the Licensor a true copy of it, provided that this paragraph (d) shall not apply to sub-licences that are granted to subcontractors of the Licensee for the sole purpose of allowing such subcontractors to carry out research and development services or manufacturing services for the Licensee;
(e)
subject to the provisions of clause 2.4, such sub-licence shall provide that the sub-licensee is prohibited from granting further sub-licences. This prohibition shall not prevent the Licensee from permitting use of the Licensed Intellectual Property by contractors of the sub-licensee who are solely providing services to the sub-licensee relating to development or manufacture of Licensed Products and Know-How Products; and
(f)
the Licensee shall be responsible for any breach of the sub-licence by the sublicensee, as if the breach had been that of the Licensee under this Agreement, and the Licensee shall indemnify the Licensor and the other Indemnified Parties against any Claims and Losses which are awarded against, or suffered by, the Indemnified Parties as a result of any such breach by the sub-licensee.
2.5.
Special case of sub-licensing. The Licensee and any sub-licensee shall be entitled to grant a sub-licence of its rights under Clause 2.1 of this Agreement or any sub-licence to any Affiliate of the Licensee or sub-licensee (as the case may be) and the requirements of paragraphs (a) and (e) of clause 2.4 shall not apply to such sub-licence, provided that (i) such sub-licence shall terminate automatically upon the sub-licensee ceasing to be an Affiliate of the Licensee or sub-licensee (as the case may be); (ii) all the requirements of clause 2.4 shall apply to any further sub-licence granted by such Affiliate; and (iii) for the avoidance of doubt, the Licensee shall share all Net Sales and Net Receipts obtained by such Affiliate with the Licensor in accordance with the provisions of clauses 3.5 and 3.6.
2.6.
Reservation of rights. The Licensor reserves the perpetual, irrevocable, non-exclusive, fully paid-up, worldwide right for the Existing Licensees to use the Licensed Intellectual Property for the Permitted Purposes only.
2.7.
Humanitarian licensing. Subject to the readiness of the Licensed Patents for commercialisation, the Licensee shall use diligent and reasonable endeavours to supply Licensed Products and Know-How Products to At-Cost Markets at the relevant Cost- Based Price promptly, efficiently and in sufficient quantities to meet patient needs in the At-Cost Markets. The Licensee shall ensure that reasonable conditions are imposed on all such supplies, including as to the use of trademarks, trade dress, format and pack size, to differentiate the Licensed Products and Know-How Products when sold in the At-Cost Market from Licensed Products and Know-How Products sold in other markets and to prohibit their export into other markets and territories, provided that such conditions do not act as an unreasonable barrier to the prompt and efficient supply of Licensed Products and Know-How Products in the At-Cost Markets.
3.
Payments
3.1.
Initial licence payment. Within [***] after the Effective Date, (or at such other time as may be specified in Schedule 1), the Licensee shall pay to the Licensor the non- refundable and non-deductible Initial Payment Amount set out in Schedule 1.
3.2.
Patent Cost Reimbursement.
(a)
Within [***] after the achievement of each Primary Milestone (as defined in clause 3.4) specified in the following table, the Licensee shall reimburse to the Licensor the percentage of the Patent Costs set out next to such Primary Milestone in the following table:

Primary Milestone	Percentage of Patent Costs
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
(b)
Within [***] after the receipt by the Licensee of each Investment from time to time which takes the total amount Invested (when aggregated with all previous Investments) to the amount set out in the first column of the table below (the “Total Investment Amount”), the Licensee shall pay to the Licensor a non- refundable, non-deductible lump-sum equal to the amount set out in the second column of the table next to such Total Investment Amount, until the Licensee has reimbursed to the Licensor a total amount of [******] under this Clause 3.2(b). Where the Total

Investment Amount(s) are at the level of the second to fourth rows then the amounts for the rows above must also be paid at the same time:

Total Investment Amount	Amount payable by the Licensee
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

The Parties acknowledge that these amounts are a reimbursement of certain patent costs incurred by the Licensor prior to the Effective Date at the Licensee’s request in connection with a patent family that the Licensee was, at that time, considering licensing from the Licensor. However, the Licensee has taken the decision not to take a licence to such patent family at the Effective Date, but has agreed to reimburse the patent costs nonetheless in accordance with the mechanism set out in this Clause 3.2(b).

3.3.
Minimum Annual Fee. Within [***] after each anniversary of the Effective Date, the Licensee shall pay to the Licensor the relevant Annual Fee set out in Schedule 1, provided that the Annual Fee shall be reduced by the amount paid by the Licensee to the Licensor pursuant to clause 3.5 or clause 3.6 in the Year immediately preceding the relevant anniversary. In no event shall any payment be due from the Licensor to the Licensee.
3.4.
Milestone Payments.
(a)
Within [***] after the achievement of each of the milestones set out in the table in Schedule 1 under the heading “Primary Milestone Payments” (each, a “Primary Milestone”), the Licensee shall pay to the Licensor the non-refundable and non-deductible Milestone Payment set out next to such Primary Milestone in such table. The Milestone Payment shall be due (i) regardless of whether such Primary Milestone is achieved as a result of actions of the Licensee or its sub-licensee, and (ii) in addition to any payment that may be due under clause 3.2 upon achievement of such Primary Milestone. Each Milestone Payment shall be due only once, upon achievement of the relevant Primary Milestone for the first time. If a Primary Milestone is achieved prior to the achievement of any preceding Primary Milestone, the payments in respect of all such milestones shall become due.
(b)
Within [***] after the achievement of each of the milestones set out in the table in Schedule 1 under the heading “Secondary Milestone Payments” (each, a “Secondary Milestone”), the Licensee shall pay to the Licensor the non- refundable and non-deductible Milestone Payment set out next to such Secondary Milestone in such table. The Milestone Payment shall be due regardless of whether (i) such Secondary Milestone is achieved as a result of actions of the Licensee or its sub-licensee, and (ii) any payment under clause 3.4(a) has been made. Each Milestone Payment shall be due only once, upon achievement of the relevant Secondary

Milestone for the first time. If a Secondary Milestone is achieved prior to the achievement of any preceding Secondary Milestone, the payments in respect of all such milestones shall become due.
(c)
To give some fictional examples of the operation of clauses 3.4(a) and 3.4(b), solely for illustrative purposes:
(i)
[***].
(ii)
[***]
3.5.
Royalties on Net Sales. In accordance with clause 4.1, the Licensee shall pay to the Licensor a royalty being the relevant percentage of Net Sales as set out in Schedule 1.
3.6.
Royalties on Net Receipts. In accordance with clause 4.1, the Licensee shall pay to the Licensor a royalty being the relevant percentage of Net Receipts as set out in Schedule 1.
3.7.
Non-monetary consideration. The Licensee shall neither enter into any agreement, nor permit any agreement to be made, under which any non-monetary Net Receipts or Net Sales are obtained or due to be obtained by the Licensee or its Affiliates, except with prior written notification to the Licensor. Where the Licensee or its Affiliates accepts Net Receipts in the form of shares, the Licensee shall, if so requested by the Licensor, pay the royalty due under this Agreement on such Net Receipts by causing the appropriate percentage number of such shares to be transferred to, and registered in the name of the Licensor. If the Parties disagree as to the cash value of any non-monetary receipt, such disagreement shall be referred to an independent expert who shall be appointed and act in accordance with the provisions of Annex 2.
3.8.
Combination products. If any Licensed Product or Know-How Product, as the case may be, sold or supplied by the Licensee is incorporated in, combined with, or sold or supplied with any other product which is not a Licensed Product or Know-How Product (together a "Combination Product") and the Licensed Product or Know-How Product is not priced separately from the Combination Product, the Net Sales of such Licensed Product or Know-How Product shall be deemed to be the fair market price at which the Licensed Product or Know-How Product is sold separately in the country of sale. Such fair market price shall be deemed to be:
(a)
the mean average price of all such Licensed Products or Know-How Products, as the case may be, sold separately in the relevant country in the 12 months immediately preceding sale or supply of the Combination Product (provided that the volume of Licensed Products or Know-How Products so sold is sufficient to enable a meaningful mean average price to be calculated); or
(b)
where such Licensed Product or Know-How Product is not sold separately in the relevant country, that proportion of the Net Sales of the Combination Product which can reasonably be attributed to the Licensed Product or Know-How Product as agreed by the Parties; or
(c)
where such Licensed Product or Know-How Product is not sold separately in the relevant country and the Parties cannot agree, within a reasonable period, on the proportion of the Net Sales of the Combination Product which is attributable to the

Licensed Product or Know-How Product, the matter shall be referred to an independent expert who shall be appointed and act in accordance with the provisions of Annex 2 and whose decision shall be final and binding on the Parties.

Notwithstanding the foregoing, in no event shall the Net Sales of such Licensed Product or Know-How Product be less than [***] of the Net Sales of the Combination Product.

3.9.
Royalty Stacking.
(a)
If (i) the Licensee or a sub-licensee considers it necessary to obtain a licence from any Third Party (a “Third Party Licence”) in order to avoid infringing such Third Party’s patents solely in the exercise of the Licensee’s or sub-licensee’s rights to develop, research, manufacture, have manufactured, use market, sell, have sold, supply, import, and export a Licensed Product, and (ii) the Third Party Licence provides that the Licensee or sub-licensee shall pay such Third Party a royalty calculated as a percentage of the invoiced price of a Licensed Product (a “Third Party Royalty”), and (iii) the Licensee notifies the Licensor within [***] of entering into the Third Party Licence, then the Third Party Royalty payable on each Licensed Product shall be deducted from the royalties on Net Sales payable under this Agreement, provided that the amount of royalty payable by the Licensee to the Licensor under clause 3.5 in any Calendar Quarter shall not be reduced by more than the [***] by virtue of this clause 3.9.
(b)
The Parties acknowledge and agree that:
(i)
The deductions referred to in this clause shall only be made where (and to the extent that) the technology that is the subject of the Licensed Intellectual Property cannot be used in accordance with the provisions of this Agreement without infringing the patents that are the subject of the Third Party Licence (and shall not be made in respect of any other third party technology or intellectual property that the Licensee chooses to use in the manufacture or sale of any Licensed Product); and
(ii)
This clause does not provide for any reduction in the Net Sales royalties payable by the Licensee in the event that the Licensee considers it necessary to obtain any Third Party Licence in order to avoid infringing any Third Party patents in the course of the development, manufacture or sale of any Know-How Product.
3.10.
Absolute floor to reductions. Notwithstanding any other provision of this Agreement, in the event that either or both of the reduction mechanisms set out in Clause 3.8 (combination products) and/or Clause 3.9 (royalty stacking) are applicable to any Net Sales generated in any Calendar Quarter, in no circumstances shall the Licensee be entitled to reduce the aggregate amount of the Net Sales royalties payable to the Licensor in such Calendar Quarter by more than [***] of the amount which would have been payable to the Licensor in the absence of any reduction mechanism provided by this Agreement.
4.
Payment Terms
4.1.
Payment frequency. Royalties shall be paid within [***] after the end of each Calendar Quarter in respect of Net Sales generated and Net Receipts received during such Calendar Quarter.

4.2.
Payment mechanism. All sums due under this Agreement:
(a)
are exclusive of Value Added Tax, or similar sales tax, which where applicable will be paid by the Licensee to the Licensor in addition;
(b)
shall be paid in pounds sterling in cash by transferring an amount to the account specified in writing by the Licensor, and in the case of Net Sales generated or Net Receipts received by the Licensee in a currency other than pounds sterling, the royalty shall be calculated in the other currency and then converted into equivalent pounds sterling at the buying rate of such other currency as quoted by National Westminster Bank plc in London as at the close of business on the last business day prior to the royalty payment being made by Licensee;
(c)
shall be made without deduction of income tax or other taxes charges or duties that may be imposed, except insofar as the Licensee is required to deduct the same to comply with applicable laws. The Parties shall cooperate and take all steps reasonably and lawfully available to them to avoid deducting such taxes and to obtain double taxation relief. If the Licensee is required to make any such deduction it shall provide the Licensor with such certificates or other documents as it can reasonably obtain to enable the Licensor to obtain appropriate relief from double taxation of the payment in question; and
(d)
shall be made by the due date, failing which the Licensor may charge interest on any outstanding amount from the due date onwards on a daily basis at a rate equivalent to [***], provided in each case that the Licensor has notified Licensee in writing of such non-payment.
4.3.
Exchange controls. If at any time during the term of this Agreement the Licensee is prohibited from making any of the payments required hereunder by a governmental authority in any country then the Licensee shall within the prescribed period for making the said payments in the appropriate manner use its best endeavours to secure from the proper authority in the relevant country permission to make the said payments and shall make them within [***] of receiving such permission. If such permission is not received within [***] of the Licensee making a request for such permission then, at the option of the Licensor, the Licensee shall deposit the royalty payments due in the currency of the relevant country either in a bank account designated by the Licensor within such country or such royalty payments shall be made to an associated company of the Licensor designated by the Licensor and having offices in the relevant country designated by the Licensor.
4.4.
Royalty Statements. At the same time as each royalty payment is due under clause 4.1, the Licensee shall send to the Licensor a statement setting out, in respect of the Calendar Quarter to which the royalty payment relates and in respect of each territory in which Licensed Products and/or Know-How Products are manufactured, sold or supplied, or Net Receipts are generated, the types of Licensed Product and/or Know/- How Product manufactured, sold, or supplied, the quantity of each type manufactured, sold, or supplied, and the total Net Sales and the total Net Receipts in respect of each type, with information reasonably requested by the Licensor to enable the Licensor to ascertain whether any Milestone Payments have become due or if any Non-diligence Conditions have occurred, expressed both in local currency and pounds sterling and showing the conversion rates used, during the Calendar Quarter to which the royalty payment relates. The Licensee shall ensure that all sub-licensees which pay royalties on the invoiced price of Licensed Products or Know-How Products, as the case may be, pay such royalties to the Licensee on a quarterly basis.
4.5.
Records. The Licensee shall:
(a)
keep at its normal place of business detailed, accurate and up-to-date records and accounts showing the quantity, description, and value of all Licensed Products and/or Know-How Products, sold or supplied by it and its sub-licensees and the amount and basis of Net Receipts received by it on a country-by-country basis, and being sufficient to ascertain the payments due under this Agreement; and
(b)
subject to Licensee’s obligations of confidentiality to third parties and all applicable laws, make such records and accounts available, on reasonable notice, and no more than [***], for inspection during business hours by an independent chartered accountant nominated by the Licensor for the purpose of verifying the accuracy of any statement or report given by the Licensee to the Licensor under this clause 4. The accountant shall be required to keep confidential all information learnt during any such inspection, and to disclose to the Licensor only such details as may be necessary to report on the accuracy of the Licensee’s statement or report. The Licensor shall be responsible for the accountant’s charges unless the accountant certifies that there is an inaccuracy of more than [***] in any royalty statement, in which case the Licensee shall pay his charges in respect of that inspection. Such right of inspection may only be exercised [***]; and
(c)
ensure that the Licensor has the same rights as those set out in this clause 4.5 in respect of any person or entity that is sub-licensed under any of the Licensed Intellectual Property pursuant to this Agreement.
5.
Diligence and Commercialisation
5.1.
Diligence. The Licensee shall use reasonable endeavours to develop and commercially exploit the Licensed Products and Know-How Products throughout the Field and the Territory as soon as reasonably practicable, for the term of this Agreement.
5.2.
Non-diligence Conditions. Without prejudice to the generality of clause 5.1, and as an independent obligation, the Licensee shall use reasonable endeavours to ensure that each of the Non-diligence Conditions does not occur.
5.3.
Development Plan. The Licensee shall provide at least annually to the Licensor an updated, written development plan on both the activities undertaken within the preceding [***] period and those planned to be undertaken by the Licensee and/or its sublicensees within the subsequent [***] to develop and commercially exploit the Licensed Intellectual Property. The Licensor’s receipt or approval of any such plan shall not be taken to waive or qualify the Licensee’s obligations under clause 5.1. The Licensor shall have the right to meet the Licensee at least [***] to discuss the subject matter of the development plan as set out above.
5.4.
Remedial action. If the Licensor, acting reasonably, considers at any time that the Licensee has failed to comply with clause 5.1, the Licensor shall notify the Licensee of the same, detailing any remedial actions that are required by the Licensor, and provide the Licensee with [***] or such other time as is agreed between the Licensee and Licensor

(acting reasonably) to implement such remedial actions necessary to comply with clause 5.1.
5.5.
Referral to expert. The Licensee’s failure to comply with the Licensor’s request under clause 5.4 shall entitle the Licensor to refer the matter to an independent expert to determine the following:
(a)
whether in the opinion of the independent expert the Licensee has complied with clause 5.1; and if not
(b)
what specific action(s) the Licensee should have taken, and/or now needs to take ("Specific Action") in order to fulfil its obligations under clause 5.1 and within what period the Specific Action should be taken ("Action Period");

The independent expert shall be appointed and act in accordance with the provisions of Annex 2. If the expert determines that the Licensee has failed to comply with its obligations under clause 5.1, and if the Licensee fails to take the Specific Action with n the Action Period after the expert giving his decision in accordance with Annex 2, the Licensor may, by giving [***] notice at any time within [***] after the end of the Action Period, terminate this Agreement. Notwithstanding the foregoing, where any failure to comply with obligations under clause 5.1 and to take the Specific Action relates only to specific countries within the Territory, the Licensor may only terminate this Agreement under this clause only in relation to such specific countries and the definition of Territory shall be automatically amended accordingly following each such termination.

5.6.
Quality. The Licensee shall use all reasonable endeavours to ensure that all of the Licensed Products and Know-How Products are of satisfactory quality and comply with all applicable laws and regulations in each part of the Territory in which such Licensed Products and Know-How Products are marketed or supplied.
5.7.
Insurance. The Licensee shall maintain adequate insurance that comes into force on or before the first sale or supply of a Licensed Product and/or Know-How Products by the Licensee or its sub-licensees and continues in force until at least [***] after the last such sale or supply.
6.
Intellectual Property
6.1.
Prosecution of Licensed Patents. From the Effective Date the Licensee shall, at the Licensee’s expense:
(a)
be responsible for the filing, prosecution and maintenance of the Licensed Patents (in the name of Innovations) for the maximum available period (including, where possible, by applying for supplementary protection certificates and other forms of extension);
(b)
consult with the Licensor and agree a patent filing and prosecution strategy in respect of the Licensed Patents;
(c)
consult with the Licensor in relation to all material changes to the patent claims or specifications that would have the effect of reducing or limiting the scope of the Licensed Patents and not make any such changes without the prior written consent of the Licensor. Such consent shall not be unreasonably withheld or delayed provided that the Licensor has been given as much notice as is practicable, and in any event no less than [***] notice (or such shorter period for response dictated by the relevant patent office) of such proposed changes, and has been given an opportunity to file divisionals, continuations and/or such other types of protection to cover any claims or subject matter that the Licensee intends to remove from the scope of the Licensed Patents. If the Licensor fails to respond before the end of the [***] period (or such shorter period for response dictated by the relevant patent office), the Licensee may proceed with the proposed changes to the patent claims or specifications;
(d)
ensure that the Licensor promptly receives copies of all official correspondence in respect of the Licensed Patents, including copies of all documents enclosed with such correspondence; and
(e)
subject to clause 6.2, pay all fees in respect of all Licensed Patents by their due date and take all other actions necessary to obtain grant of and maintain Licensed Patents having the broadest reasonable scope.
6.2.
Abandonment of Licensed Patents. If the Licensee wishes to abandon any Licensed Patent, including electing not to pursue patent protection in any of the available territories under a PCT patent application or other territorial patent or patent application, or electing not to maintain any granted patent or patent application, it shall give the Licensor no less than [***] written notice of its intention together with all information necessary to enable the Licensor to determine whether to maintain such patent or patent application. From the date of expiry of such notice, the Licensee shall cease to be licensed under the patents and/or patent applications identified in the notice and such patents and/or patent applications shall be deemed to be removed from the definition of Licensed Patents.
6.3.
Infringement of Licensed Intellectual Property. Each of the Parties shall notify the other promptly if it becomes aware of any infringement or potential infringement of the Licensed Patents or misappropriation or potential misappropriation of any of the Licensed Know-How and the Parties shall consult with each other to agree how to respond. If the Parties fail to agree on a joint programme of action, including how the costs of any such action are to be borne and how any damages or other sums received from such action are to be distributed, then:
(a)
the Licensee shall be entitled to take action against the third party at its sole expense and in its sole discretion, subject to clause 6.5; and
(b)
all damages or other sums received from such action including any settlements, after deduction of the reasonable costs incurred by the Licensee directly in connection with taking the action, will be considered Net Sales in respect of Licensed Products or Know-How Products, as the case may be, and the Licensee shall pay royalties on such Net Sales in accordance with this Agreement.

If the Licensee does not take action against the third party within [***] of the Licensee first becoming aware of the infringement or potential infringement of the Licensed Patents or the misappropriation or potential misappropriation of the Licensed Know-How (as the case may be), the Licensor shall be entitled to take action against the third party at its sole expense and in its sole discretion, and shall have the right to retain any damages or other sums received from such action.

6.4.
Challenge to the Licensed Intellectual Property. Each of the Parties shall notify the other promptly if it becomes aware of:
(a)
any opposition, re-examination, interference, or action for revocation or declaration of non-infringement, or other similar action alleging the invalidity, unenforceability or non-infringement of any Licensed Patents; or
(b)
any action or proceeding relating to the Licensed Know-How; and the Parties shall consult with each other to determine the best way to respond to such action. If the Licensor notifies the Licensee that it does not wish to defend such action then the Licensee shall be entitled to defend such action at its sole expense and in its sole discretion subject to clause 6.5, and in such circumstances the Licensee shall have the right to retain any costs awarded in relation to such action.
6.5.
Response to infringement of or challenge to Licensed Intellectual Property. In respect of any action taken by the Licensee under clause 6.3 or 6.4, the Licensee shall:
(a)
before starting any such action, consult with the Licensor as to the advisability of the action or settlement, its effect on the good name of Imperial College and Innovations, the public interest, and how the action should be conducted; and
(b)
reimburse the Licensor for any reasonable expenses incurred in assisting the Licensee in such action unless otherwise agreed in writing.

At the request of the Licensee, the Licensor shall agree to be joined in any suit to enforce or defend the Licensed Intellectual Property subject to being indemnified and secured in a reasonable manner as to any costs, damages, expenses or other liability arising out of such suit. The Licensor may, at its discretion, at any time, take an active part in any proceedings which have been brought or defended by the Licensee, and shall have the right to be separately represented by its own counsel. The Licensor shall bear the costs of its own counsel and involvement in any proceedings.

6.6.
Infringement of third party rights. If any warning letter or other notice of infringement is received by a Party, or legal suit or other action is brought against a Party, alleging (i) infringement of third party rights through the manufacture, use, sale or supply of any Licensed Product and/or Know-How Product; or (ii) misappropriation or misuse of third party know-how in the course of manufacture, use, sale or supply of any Licensed Product and/or Know-How Product, that Party shall promptly provide full details to the other Party, and the Parties shall discuss the best way to respond. The Licensee shall have the right but not the obligation to defend such suit and shall have the right to settle with such third party, provided that if any action or proposed settlement involves the making of any statement concerning the validity of any Licensed Patent or any statement which may have an effect on the good name of Imperial College or Innovations, the consent of the Licensor must be obtained before taking such action or making such settlement and the Licensor shall not unreasonably withhold or delay such consent.
6.7.
Non delegation. Without prejudice to the generality of clause 12.5, the Licensee may not assign, sub-license or delegate its rights or obligations in this clause 6 without the prior written consent of the Licensor.

6.8.
Marking of Licensed Products. The Licensee shall ensure that the Licensed Products and the packaging associated with them are marked with the numbers of any applicable Licensed Patents (whether patent applications or granted patents).
7.
Confidential Information
7.1.
Confidentiality obligations. Each Receiving Party undertakes:
(a)
to maintain as secret and confidential all Confidential Information of the other Party and take all reasonable precautions to prevent the unauthorised disclosure of it;
(b)
not to disclose or permit the disclosure of any Confidential Information of the other Party, in whole or in part, to any person, except in accordance with the provisions of this Agreement;
(c)
not to use the Confidential Information of the other Party for any purpose except the purposes of performing its obligations and enjoying its rights under this Agreement (together the "Purpose"); and
(d)
to inform the other Party immediately if it becomes aware of the possession or use of any of the Confidential Information of the other Party by any unauthorised person, and to provide all reasonable assistance to the other Party in relation to such unauthorised possession or use.
7.2.
Exceptions to confidentiality obligations. The obligations set out in clause 7.1 shall not apply to that part of the Confidential Information of the other Party which the Receiving Party can demonstrate by reasonable, written evidence:
(a)
was, prior to its receipt by the Receiving Party from the Disclosing Party, in the possession of the Receiving Party without any obligations of confidence; or
(b)
is subsequently disclosed to the Receiving Party, without any obligations of confidence, by a third party who is entitled to disclose it without breaching any confidentiality obligations to the Disclosing Party; or
(c)
is or becomes generally available to the public through no fault of the Receiving Party or its Affiliates or sub-licensees or its or their Representatives; or
(d)
is independently developed by or on behalf of the Receiving Party, as evidenced by written records, without reference to the Confidential Information of the Disclosing Party;

Specific aspects or details of Confidential Information shall not be deemed to be generally available to the public or in the possession of the Receiving Party merely because the Confidential Information is covered or embraced by a more general class of information generally available to the public or in the possession of the Receiving Party. Any combination of information shall not be considered to be generally available to the public or in the possession of the Receiving Party merely because individual elements of such information are generally available to the public or in the possession of the Receiving Party.

7.3.
Required disclosure. The Receiving Party will not be in breach of its obligations under clause 7.1 to the extent that it is required to disclose any Confidential Information of the other Party by or to a court or other public body that has jurisdiction over it, provided that the Receiving Party has given the other Party written notice of the requirement as soon as possible prior to disclosing the Confidential Information and discloses only the minimum amount necessary to comply with the requirement and, at the Disclosing Party’s request, seeks to persuade the court or public body to have the information treated in a confidential manner, where this is possible under the court or public body's procedures.
7.4.
Permitted disclosure. The Receiving Party may.
(a)
disclose the Confidential Information of the other Party to those of its Affiliates and sub-licensees and its and their Representatives who reasonably need to access such Confidential Information for the Purpose; and
(b)
disclose the Licensed Intellectual Property and details of its prosecution to potential collaborators, collaborators, potential investors, and investors who reasonably need to access such Confidential Information for the purpose of the relevant collaboration or investment; in each case, provided that before they are given access to such Confidential Information they are made aware of its confidential nature, and are under a legally binding written obligation to treat such Confidential Information in accordance with the terms of this Agreement. The Receiving Party shall procure that all those to whom access to such Confidential Information has been given comply with the provisions of this Agreement. The Receiving Party shall be liable to the Disclosing Party for any disclosure or misuse of such Confidential Information by those to whom access to such Confidential Information has been given, whether directly or indirectly, by the Receiving Party.
7.5.
Additional permitted disclosure. Innovations and Imperial College may disclose Confidential Information of the Licensee to any third party (i) to whom Innovations or Imperial College is, at the Effective Date, under a legal or contractual obligation to disclose such information or (ii) who was involved in the development of the Licensed Intellectual Property, including without limitation the creation, invention or funding of the Licensed Intellectual Property. The Licensor shall, to the extent reasonably practical, use commercially reasonable endeavours to procure that the Confidential Information is treated in accordance with this Agreement.
7.6.
Term of confidentiality obligations. The Receiving Party's obligations of confidence arid non-use in this clause 7 shall, with respect to any Confidential Information, remain in full force until the exceptions in clause 7.3 apply to such Confidential Information or the Disclosing Party has given its prior written consent to the disclosure of such Confidential Information.
7.7.
Confidentiality of this Agreement. The Parties shall use reasonable endeavours to ensure that, to the extent permitted by relevant authorities, this Agreement shall not form part of any public record.
8.
Warranties
8.1.
Mutual warranties. Each Party warrants to the other Party that:
(a)
it is duly incorporated and validly existing under the laws of the jurisdiction in which it is incorporated;

(b)
it has full power to enter into, and to exercise its rights and perform its obligations, under this Agreement; and
(c)
this Agreement, when executed, will constitute valid, lawful and binding obligations on it, in accordance with its terms.
8.2.
[Not used].
8.3.
No warranty of confidentiality. Notwithstanding any other provision of this Agreement, the Licensor does not make any representation and gives no warranty that the Licensed Know-How has been maintained as secret or confidential prior to the Effective Date or will be maintained as secret and confidential by Imperial College, its Affiliates, its sublicensees or its or their Representatives.
8.4.
Acknowledgements. The Licensee acknowledges that:
(a)
the inventions claimed in the Licensed Patents, and the Licensed Know-How, are at an early stage of development. Accordingly, specific results cannot be guaranteed and any results, materials, information, or other items provided under this Agreement are provided ‘as is’ and without any express or implied warranties, representations, or undertakings. As examples, but without limiting the foregoing, the Licensor does not give any warranty that any such results, materials, information, or other items are of merchantable or satisfactory quality, are fit for any particular purpose, comply with any sample or description, or are viable, uncontaminated, safe, or non-toxic; and
(b)
the Licensor has not performed any searches or investigations into the existence of any third party rights that may affect any of the Licensed Intellectual Property or its exploitation.
8.5.
No other warranties
(a)
Each of the Licensee and the Licensor acknowledges that, in entering into this Agreement, it does not do so in reliance on any representation, warranty or other provision except as expressly provided in this Agreement, and any conditions, warranties or other terms implied by statute or common law are excluded from this Agreement to the fullest extent permitted by law.
(b)
Without limiting the scope of paragraph (a) above, and subject to clauses 8.1 and 8.2 above, the Licensor does not make any representation nor give any warranty or undertaking:
(i)
as to the efficacy or usefulness of the Licensed Intellectual Property; or
(ii)
that any of the Licensed Intellectual Property is or will be valid or existing or (in the case of an application) will proceed to grant; or
(iii)
that the use of any of the Licensed Intellectual Property, the manufacture, sale, supply or use of Licensed Products and Know-How Products or the exercise of any of the rights granted under this Agreement will not infringe any intellectual property or other rights of any other person; or

(iv)
that any information communicated by the Licensor to the Licensee under or in connection with this Agreement will produce Licensed Products and Know-How Products of satisfactory quality or fit for the purpose for which the Licensee intended; or
(v)
imposing any obligation on the Licensor to bring or prosecute actions or proceedings against third parties for infringement or to defend any action or proceedings for revocation of any of the Licensed Intellectual Property; or
(vi)
imposing any liability on the Licensor in the event that any third party supplies Licensed Products and/or Know-How Products to customers.
9.
Indemnity and Limitation of Liability
9.1.
Indemnity. The Licensee shall indemnify Innovations, Imperial College and each of their Affiliates and the Representatives of each of Innovations, Imperial College and each of their Affiliates (together the "Indemnified Parties") against any Loss suffered or incurred by any of the Indemnified Parties in connection with any Claim against any of the Indemnified Parties by any third party, such Claim arising out of or in connection with:
(a)
the use by the Licensee or its sub-licensees of the Licensed Intellectual Property; and/or
(b)
the development, manufacture, use, marketing, promotion, selling or supplying of, or any other dealing in, Licensed Products and/or Know-How Products by the Licensee or its sub-licensees or subsequently by any customer or any other person, including Claims based on product liability laws;

in each case, except to the extent that such Claim arises as a result of a breach of th s Agreement by the Indemnified Party claiming the benefit of the indemnity.

9.2.
Conditions to indemnity. The indemnity in clause 9.1 shall be subject to the relevant Indemnified Party:
(a)
as soon as reasonably practicable after becoming aware of any Claim, giving written notice to the Licensee of the Claim, provided that Imperial College shall not be deemed to have become aware of a Claim unless the Director of the Research Office of Imperial College, or a more senior officer of Imperial College, has become aware of such Claim;
(b)
not making any admission of liability, concluding any agreement in relation to such liability or making any compromise in relation to the subject matter of the indemnity without the consent of the Licensee (such consent not to be withheld or delayed unreasonably), provided that Imperial College shall not be deemed to have done any of the foregoing unless it is done with the approval of the Director of the Research Office of Imperial College or a more senior officer of Imperial College; and

(c)
promptly upon request, giving the Licensee's professional advisers reasonable assistance in connection with the Claim provided that the Licensee shall pay a reasonable fee for the time of the employees of the Indemnified Party spent in connection with such assistance.
9.3.
Exclusion of liability. Subject to clause 9.6, neither Party shall have any liability to the other under or in connection with this Agreement for any:
(a)
wasted management or other staff time;
(b)
losses or liabilities under or in relation to any other contract; or
(c)
any indirect or special loss or damage.
9.4.
Limitation of liability. Subject to clause 9.6, the maximum, aggregate liability of the Licensee to the Licensor, whether arising in contract, tort (including negligence) or otherwise, under or in connection with this Agreement shall be limited to [***] provided that the limitation of liability set out in this clause 9.4 shall not apply:
(a)
to any payments due to the Licensor under clause 3;
(b)
to the extent that any claim is in respect of an insured risk that is covered by an insurance policy with an insured limit in excess of [***] per claim or in the aggregate that is held by the Licensee or its Affiliate, in which case, the limit of liability for the purposes of this clause 9.4 in respect of such claim shall be the insured limit of such policy.

9.5.
Limitation of liability for misrepresentation. If a Party has made or given any representation, warranty or promise or otherwise made any innocent or negligent misrepresentation then, except to the extent that it has been expressly set out in this Agreement, the Party to whom it is given or made waives any rights or remedies which it may have in respect of it and agrees that the other Party shall have no liability in respect of it. This clause shall not exclude the liability of a Party for fraud or fraudulent misrepresentation.
9.6.
Exceptions to limitation of liability. Notwithstanding any other provision of this Agreement, neither Party's liability under or in connection with this Agreement shall be excluded, limited or reduced to the extent that it arises in respect of the following matters:
(a)
deliberate breach of this Agreement whether caused by any Party or through the deliberate or wilful acts or omissions of its Affiliates, sub-licensees, or its or their Representatives;
(b)
under any express indemnities contained in this Agreement;
(c)
breach of clause 7; or
(d)
any matter in respect to of which, by law, liability cannot be excluded or reduced.

10.
Term and Termination
10.1.
Commencement and Expiry. This Agreement will commence on the Effective Date and unless terminated earlier in accordance with this clause shall continue in force on a country-by-country basis until the latest of:
(a)
the date on which all Valid Claims covering the manufacture, sale or use of the products sold or supplied in the country are expired, finally revoked, finally found unenforceable, withdrawn, abandoned or finally disallowed, in each case, without the possibility of appeal or refiling of the claim;
(b)
where Licensed Know-How is set out in Annex 1,15 years after the date of the first sale or supply of a Licensed Product or a Know-How Product to a Third Party by the Licensee or its sub-licensee in the country or 20 years after the Effective Date, whichever is the later;
(c)
the date of expiry or termination of any Data Access Agreement entered into by Imperial College and the Licensee; and
(d)
the date of expiry or termination of any Material Supply Agreement.
10.2.
Termination for breach or insolvency. Either Party may terminate this Agreement immediately by written notice to the other Party on or at any time after becoming aware of any of the following:
(a)
a failure by the other Party to pay in full in the manner specified in this Agreement, within [***] after the due date, any amount due by the other Party under this Agreement, provided that the other Party has been given at least [***] written notice of the non-payment;
(b)
a failure by the other Party in any material respect to perform or comply with any of the other Party's obligations under this Agreement (other than obligation to pay any amount due), which (if capable of remedy) is not remedied to the reasonable satisfaction of the terminating Party within [***] after the service on the other Party of a notice specifying the breach and requiring it to be remedied; or
(c)
an Insolvency Event occurs in respect of the other Party.
10.3.
Termination by the Licensor. The Licensor may terminate this Agreement by giving at least [***] prior written notice to the Licensee on or at any time after becoming aware of any of the following in respect of the Licensee:
(a)
the Licensee ceases or threatens to cease to carry on its business substantially in the same manner as it carries it on at the Effective Date or disposes of the whole or a material part of its business or assets (each being an instance of “Cessation of Business”); or
(b)
pursuant to clause 5.2 (non-diligence conditions) or clause 5.5 (failure to remedy a breach of diligence);

(c)
if the Licensee or any of its Affiliates or sub-licensees commences legal proceedings, or assists any third party to commence legal proceedings, to challenge the validity, ownership or enforceability of any of the Licensed Intellectual Property.
10.4.
Termination by the Licensee. The Licensee may terminate this Agreement at any time by giving at least [***] notice in writing to the Licensor, provided that on or before the expiry of such notice period, the Licensee shall pay to the Licensor:
(a)
the Patent Costs;
(b)
[***]; and
(c)
any other payments that fall due under this Agreement before the expiry of the notice period.
11.
Consequences of Termination
11.1.
Termination without prejudice to accrued rights. The termination or expiry of this Agreement shall be without prejudice to any obligations, rights (including right to payment of amounts earned but not paid) or liabilities of any of the Parties which have accrued before such termination or expiry. If a Party exercises a right to terminate under clause 10.2 or clause 10.3, such termination shall be without prejudice to any rights which the Party exercising such right may have in respect of such breach who shall be entitled to recover from the other Party any Loss suffered as a result of the early termination of the Agreement.
11.2.
Surviving provisions. The provisions of clauses 2.4(f), 3 and 4 (with respect to payments accrued before termination or expiry of this Agreement or accrued under clause 11.4), 4.5, 5.7, 7, 8.3, 8.4, 9, 11 and 12 shall remain in effect notwithstanding termination or expiry of this Agreement.
11.3.
Return of confidential information. Upon termination of this Agreement, the Receiving Party shall immediately return to the Disclosing Party (or destroy at the request of the Disclosing Party) all Confidential Information of the Disclosing Party, make no further use or disclosure of any of the Confidential Information of the Disclosing Party, and permanently delete all electronic copies of any Confidential Information of the Disclosing Party from the computer systems of the Receiving Party and its Affiliates. The Receiving Party shall procure that all those to whom access to such Confidential Information has been given comply with the provisions of this clause. With respect to the Licensee, this clause shall apply to the Licensed Know-How, which is the Confidential Information of the Licensor.
11.4.
Termination of licences. Upon termination of this Agreement for any reason:
(a)
the Licensee and its sub-licensees shall be entitled to sell and supply (subject to payment of royalties in accordance with this Agreement) any unsold or unused stocks of the Licensed Products and Know-How Products for a period of [***] following the date of termination in accordance with the terms of this Agreement;

(b)
subject to paragraph (a) above, the Licensee and its sub-licensees shall no longer be licensed to use, sub-license or otherwise exploit in any way, either directly or indirectly, the Licensed Intellectual Property;
(c)
subject to paragraph (a) above, the Licensee shall consent to the cancellation of any formal licence granted to it, or of any registration of it in any register, in relation to any of the Licensed Patents.
11.5.
Transfer of Licensed Products and Know-How Products. Upon termination of this Agreement under clause 10.2 or 10.3 by the Licensor, or under clause 10.4, the Parties shall, at the request of the Licensor, negotiate in good faith and on an exclusive basis for up to [***] from the date of such termination to attempt to settle the terms of an agreement between them on reasonable commercial terms under which the Licensee would:
(a)
transfer to the Licensor exclusively all data relating to the development of the Licensed Products and Know-How Products; and
(b)
to the extent possible in each case, seek to have any product licences, approvals, and other permits and applications relating to the Licensed Products and Know-How Products transferred into the name of the Licensor or its nominee.
11.6.
Sub-licensees. Upon early termination of this Agreement by the Licensor for any reason, where such termination has been caused through no fault of a sub-licensee, the Licensor shall, if requested by a sub-licensee within [***] after the effective date of termination, grant to the sub-licensee a direct licence under the Licensed Intellectual Property of the scope of the original sub-licence, but otherwise on the terms this Agreement.
12.
General
12.1.
Entire Agreement. This Agreement and all documents referred to in it constitute the entire agreement between the Parties about the subject matter of this Agreement and, in relation to such subject matter, supersede and extinguish all earlier understandings and agreements between the Parties and all earlier representations by any Party or its Affiliates. The Parties have not entered into this Agreement in reliance upon any representation, warranty or promise. No representation or warranty or condition or any other term is to be implied in this Agreement whether by virtue of any usage or course of dealing or otherwise except as expressly set out in it.
12.2.
Announcements. No Party shall make, or procure or permit the making of, any announcement which relates to this Agreement or the matters contained in it, without the written approval of the other Party (such approval not to be unreasonably withheld or delayed), except to the extent required by law or any public body with appropriate jurisdiction. Notwithstanding the foregoing, each Party shall be entitled to announce or otherwise make public the existence of this Agreement and its subject matter, provided that the commercial terms of this Agreement shall not be disclosed without the prior written consent of the other Party.
12.3.
Force Majeure. If the Licensee is prevented from or delayed in performing any of its obligations under this Agreement (the "Affected Obligations") due to a Force Majeure Event it shall give written notice to the Licensor as soon as reasonably practicable following the first occurrence of the Force Majeure Event specifying the circumstances giving rise to the Force Majeure Event and the period by which it estimates performance of the Affected Obligations may be delayed or prevented. If such notice is given within such period, the time for performing the Affected Obligations shall be suspended for the duration for which the Licensee is unable to perform or delayed in performing the Affected Obligations by reason of the Force Majeure Event. If the period of suspension or delay extends for a continuous period of [***] or an aggregate period of [***], the Licensor may terminate this Agreement immediately by written notice to the Licensee and the Licensor shall not be liable for any Loss arising as a result of the termination. The Licensee shall use its reasonable endeavours to mitigate the effects of the Force Majeure Event on the performance of its obligations under this Agreement.
12.4.
Amendment. This Agreement may only be amended in writing signed by duly authorised representatives of the Licensor and the Licensee.
12.5.
Assignment. Except as set out in this clause, a Party may not, without the written consent of the other Party, legally or equitably dispose or attempt to dispose (including by sale, assignment, gift, transfer or charge) of any of its rights or obligations under or in connection with this Agreement, nor sub-contract any of its obligations under this Agreement. The Licensor may legally or equitably dispose of any of its rights or obligations under or in connection with this Agreement, together with its rights in the Licensed Intellectual Property, to any Affiliate of the Licensor or to any Third Part/, provided that the assignee undertakes to the Licensee to be bound by and perform the obligations of the Licensor under this Agreement.
12.6.
Third Party Rights. Except as provided in this clause, a person who is not a Party has no right to enforce any term of this Agreement. Notwithstanding the foregoing, the Existing Licensees may enforce the terms of clause 2.5, the Indemnified Parties (as defined in clause 9.1) may enforce the terms of clause 9.1 (subject to and in accordance with clause 9), and Imperial College may enforce the terms of clause 7.6.
12.7.
Waiver. A waiver of any term, provision or condition of, and any consent granted under, this Agreement will be valid only if it is in writing, signed by the Party giving it. Any such waiver, consent or approval will be valid only in the particular instance and for the particular purpose for which it is given and will not constitute a waiver of any other right or remedy. Any failure (in whole or in part) to exercise or delay in exercising any right, power or remedy ("Right") available under this Agreement or in law will not constitute a waiver of that or any other Right, nor will any single or partial exercise of any Right preclude any other or further exercise of that or any other Right. The rights and remedies provided by this Agreement are cumulative and (unless otherwise expressly stated in this Agreement) may be exercised without excluding any other rights or remedies available in law.
12.8.
Relationship of the Parties. This Agreement is not intended to and does not operate to create a partnership between the Parties, or to authorise any Party to act as agent for the other, and neither Party shall have authority to act in the name or on behalf of or otherwise to bind the other Party.
12.9.
Notices. Where this Agreement provides for the giving of notice or the making of any other communication, such notice or communication shall not (unless otherwise expressly provided) be effective unless given or made in writing in accordance with this clause. Any notice or communication may be delivered or sent by the methods set out below, to the

Delivery Address set out in Schedule 1, and will be deemed to have been received at the corresponding time set out below:

Method of Delivery	Deemed time of receipt
By hand or courier	At the time actually received
By recorded delivery post	The next Business Day after sending

12.10.
Law and Jurisdiction. This Agreement (and any dispute or claim relating to it or its subject matter, its enforceability or its termination (including non-contractual claims)) is to be governed by and construed in accordance with English law and shall be subject to the exclusive jurisdiction of the English courts to which the Parties hereby submit, except that a Party may seek an interim injunction in any court of competent jurisdiction.
12.11.
Further Action. At anytime after the date of this Agreement each Party shall, and shall use all reasonable endeavours to procure that any necessary third party shall, at the sole cost and expense of that Party, execute and deliver all such deeds and documents in a form reasonably satisfactory to the other Party and do such matters, acts and things as may reasonably be required for the purpose of giving the other Party the full benefit of all the terms, conditions and provisions of this Agreement.

[***]

[***]

[***]

DATED 2020

IP2IPO INNOVATIONS LIMITED

ZIHIPP LIMITED

VARIATION TO THE LICENCE AGREEMENT

THIS AGREEMENT dated 2020 is made between the following parties:

PARTIES

(1)
IP2IPO INNOVATIONS LIMITED incorporated and registered in England and Wales with company number 02060639 whose registered office is at Top Floor, The Walbrook Building, 25 Walbrook, London, England, EC4N 8AF (“IP2IPO”).
(2)
ZIHIPP LIMITED incorporated and registered in England and Wales with company number 08341001 whose registered office is at Da Vinci House, Basing View, Basingstoke, Hampshire, RG21 4EQ (“Company”).

BACKGROUND:

(A)
The parties are party to a licence agreement (the “Licence Agreement”) dated 28 February 2019 entered into by Zihipp and Imperial College of Science, Technology and Medicine (“Imperial”) dated 28 February 2019 and novated by Imperial to IP2IPO on the same date.
(B)
The parties are also party to an option agreement (the “Option Agreement”) dated 28 February 2019 granting the Company an option to take a licence under the Licence Agreement of the Option IPR and Patents generated in the course of the Research Work of the Research Group (as all such terms are defined therein), subject to and on the terms set out in the Licence Agreement.
(C)
At the date of the Option Agreement the name of IP2IPO was Imperial Innovations Limited. IP2IPO changed its name to its current name on 1 March 2019.
(D)
The Company has exercised an Option in accordance with Clause 3.2 of the Option Agreement to licence the Option IPR under the terms of the Licence Agreement
(E)
To effect the exercise of the Option, the parties wish to vary the Licence Agreement subject to and in accordance with the terms of this variation agreement with effect from the date of this variation agreement (“Variation Date”) to add the details of the Option IPR to Part B of Annex 1 of the Licence Agreement.

AGREED TERMS

1.
TERMS DEFINED IN THE AGREEMENT

In this variation agreement, unless expressly stated otherwise, expressions defined in the Licence Agreement and used in this variation agreement have the meaning set out in the Licence Agreement.

2.
CONSIDERATION

In consideration of the sum of [***], receipt of which IP2IPO expressly acknowledges, the parties agree to amend the Licence Agreement as set out below.

3.
VARIATION
3.1.
With effect from the Variation Date the parties agree to vary the Licence Agreement, such that the table in Part B: Licensed Patents of Annex 1 (Licensed Intellectual Property) shall include the following details added to the end of the table:

[***]	[***]

[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

4.
GOVERNING LAW AND JURISDICTION
4.1.
This variation agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and interpreted in accordance with the law of England and Wales.
4.2.
The parties irrevocably agree that the courts of England and Wales have exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) that arises out of, or in connection with, this variation agreement or its subject matter or formation.

This variation agreement has been entered into on the date stated at the beginning of it.

Signed by [***] duly authorised for and on behalf of IP2IPO Innovations Limited	))))	sign here Chief Operating Officer
Signed by [*** ] duly authorised for and on behalf of Zihipp Limited	))))	sign here Executive Chairman

DATED 2021

IP2IPO INNOVATIONS LIMITED

ZIHIPP LIMITED

VARIATION TO LICENCE AGREEMENT AND CONSENT TO

SUBLICENSE

THIS AGREEMENT dated 2021 is made between the following parties:

PARTIES

(1)
IP2IPO INNOVATIONS LIMITED incorporated and registered in England and Wales with company number 02060639 whose registered office is at Top Floor, The Walbrook Building, 25 Walbrook, London, England, EC4N 8AF (IP2IPO).
(2)
(ZIHIPP LIMITED incorporated and registered in England and Wales with company number 08341001 whose registered office is at Da Vinci House, Basing View, Basingstoke, Hampshire, RG21 4EQ (“Company”).

BACKGROUND:

(A)
The parties are parties to a licence agreement (the “Licence Agreement”) dated 28 February 2019 entered into by and between Zihipp and Imperial College of Science, Technology and Medicine (“Imperial”) dated 28 February 2019 and novated by Imperial to IP2IPO on the same date.
(B)
At the date of the Licence Agreement the name of IP2IPO was Imperial Innovations Limited. IP2IPO changed its name to its current name on 1 March 2019. The Licence Agreement was amended on 17 December 2020 to add certain additional patent rights.
(C)
The Company intends to enter into a joint venture with EoFlow Co. Ltd to develop and commercialise products for the treatment of metabolic and circulatory diseases delivered via a subcutaneous pump. The vehicle for this joint venture will be a Delaware‑incorporated limited liability company (the “JV Company”), in which EoFlow Co. Ltd or its subsidiary will be the majority shareholder.
(D)
The Company intends to sublicense its rights under the Licence Agreement to the JV Company, and the Company and the JV Company have agreed the terms of a sublicence agreement granting such rights (the “Sublicence Agreement”), a copy of which is appended to this Agreement at Schedule 1.
(E)
The parties wish by this Agreement to vary the terms of the Licence Agreement with effect from the date of this Agreement (“Variation Date”) so as to permit the entering into of the Sublicence Agreement, and to secure IP2IPO’s express consent to the terms of the Sublicence Agreement, subject to and in accordance with the terms of this Agreement.

AGREED TERMS

1.
DEFINED TERMS

In this Agreement, unless expressly stated otherwise, expressions defined in the Licence Agreement and used in this Agreement have the meaning set out in the Licence Agreement.

JV Sublicensee means the JV Company, and any successor or assignee of the JV Company’s rights under the Sublicence Agreement.

2.
CONSIDERATION

In consideration of the sum of [***], receipt of which IP2IPO expressly acknowledges, the parties agree to amend the Licence Agreement as set out below.

3.
APPROVAL OF SUBLICENCE AGREEMENT AND VARIATION OF LICENCE AGREEMENT
3.1.
[***].
3.2.
With effect from the Variation Date, the parties agree to vary clause 2.4(e) of the Licence Agreement, so that it shall read as follows (the words in bold type being added by such variation):

subject to the provisions of clause 2.4, such sub-licence shall provide, except as separately agreed in writing by the Licensor and the Company, that the sub-licensee is prohibited from granting further sub-licences. This prohibition shall not prevent the Licensee from permitting use of the Licensed Intellectual Property by contractors of the sub-licensee who are solely providing services to the sub-licensee relating to development or manufacture of Licensed Products and Know-How Products.

3.3.
IP2IPO acknowledges and agrees that the Sublicence Agreement shall permit [***].
3.4.
With effect from the Variation Date, the parties agree to vary clause 3.5 of the Licence Agreement so that [***].
3.5.
Under the terms of the Sublicence Agreement, the Company or its subsidiary shall receive [***]:
(a)
[***]; and
(b)
[***].

If the Company or its subsidiary receives ***]. Nothing in this clause affects the continuing application of clauses 3.6 or 3.7 of the Licence Agreement in relation to any other Net Receipts that may be received by the Company.

3.6.
[***].
4.
GOVERNING LAW AND JURISDICTION
4.1.
This Agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and interpreted in accordance with the law of England and Wales.

4.2.
The parties irrevocably agree that the courts of England and Wales have exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) that arises out of, or in connection with, this Agreement or its subject matter or formation.

This Agreement has been entered into on the date stated at the beginning of it.

Signed by [***] duly authorised for and on behalf of IP2IPO Innovations Limited	) ) ) )	sign here [title of authorised signatory]
Signed by [***] duly authorised for and on behalf of Zihipp Limited	) ) ) )	sign here [title of authorised signatory]

[***]

DATED 23.02.2023

IP2IPO INNOVATIONS LIMITED

ZIHIPP LIMITED

THIRD VARIATION TO LICENCE AGREEMENT

THIS AGREEMENT dated 23.02.2023 is made between the following parties:

PARTIES

(1)
IP2IPO INNOVATIONS LIMITED incorporated and registered in England and Wales with company number 02060639 whose registered office is at Top Floor, The Walbrook Building, 25 Walbrook, London, England, EC4N 8AF (“IP2IPO”).
(2)
ZIHIPP LIMITED incorporated and registered in England and Wales with company number 08341001 whose registered office is at Da Vinci House, Basing View, Basingstoke, Hampshire, RG21 4EQ (“Company”).

BACKGROUND:

(A)
The parties are parties to a licence agreement (the “Licence Agreement”) originally entered into by and between the Company and Imperial College of Science, Technology and Medicine (“Imperial”) on 28 February 2019 and novated by Imperial to IP2IPO on the same date.
(B)
At the date of the Licence Agreement the name of IP2IPO was Imperial Innovations Limited. IP2IPO changed its name to its current name on 1 March 2019.
(C)
The Licence Agreement was amended first on 17 December 2020 to add certain additional patent rights, and secondly on 23 December 2021 so as, amongst other things, to permit the entering into by Company of a sublicence agreement in favour of SanPlena LLC, a joint venture between the Company and EOFlow Co. Ltd, and to secure IP2IPO’s express consent to the terms of that sublicence agreement.
(D)
The parties now wish to further amend the Licence Agreement on and subject to the terms of this Agreement.

AGREED TERMS

1.
DEFINED TERMS

In this Agreement, unless expressly stated otherwise, expressions defined in the Licence Agreement and used in this Agreement have the meaning set out in the Licence Agreement.

2.
VARIATION OF LICENCE AGREEMENT
2.1.
In consideration of the sum of [***] now paid by the Licensee to the Licensor, receipt of which IP2IPO expressly acknowledges, and with effect from the date of this Agreement, the parties agree to amend the definition of the term “Non-Diligence Conditions” in Schedule 1 to the Licence Agreement so that each of the deadlines set out in that definition are postponed by two (2) years, and that accordingly the definition shall read as follows (the amendments being shown in red and underlined):

“Without prejudice to the generality of the Licensee’s obligations set out in clause 5.1, the scenarios which indicate that Licensee has failed to use diligent endeavours to develop and commercially exploit the Licensed Products or Know-How Products are: Failure to achieve Initiation of Phase II Trial with any Licensed Product or Know-How Product prior to the ~~fourth~~sixth anniversary of the Effective Date; Failure to achieve Initiation of Phase III Trial with any Licensed Product or Know-How Product prior to the ~~seventh~~ninth anniversary of the Effective Date; Failure to gain Regulatory Approval for any Licensed Product or Know-How Product prior to the ~~ninth-~~eleventh anniversary of the Effective Date; and Failure to achieve the first commercial sale of a Licensed Product or Know-How Product in any country prior to the ~~eleventh~~ thirteenth anniversary of the Effective Date.”

2.2.
This change shall not affect the date for payment of any Milestone Payments under the Licence Agreement.
3.
GOVERNING LAW AND JURISDICTION
3.1.
This Agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and interpreted in accordance with the law of England and Wales.
3.2.
The parties irrevocably agree that the courts of England and Wales have exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) that arises out of, or in connection with, this Agreement or its subject matter or formation.

This Agreement has been entered into on the date stated at the beginning of it.

Signed by [***] duly authorised for and on behalf of IP2IPO Innovations Limited	) ) ) )
sign here
Director
Signed by [***] duly authorised for and on behalf of Zihipp Limited	) ) ) )
sign here
Director

DATED 07-06-2023

IP2IPO INNOVATIONS LIMITED

ZIHIPP LIMITED

FOURTH VARIATION TO THE LICENCE AGREEMENT

THIS AGREEMENT dated 07.06.2023 is made between the following parties:

PARTIES

(1)
IP2IPO INNOVATIONS LIMITED incorporated and registered in England and Wales with company number 02060639 whose registered office is at 2nd Floor 3 Pancras Square, Kings Cross, London N1C 4AG (“IP2IPO”).
(2)
ZIHIPP LIMITED incorporated and registered in England and Wales with company number 08341001 whose registered office is at Da Vinci House, Basing View, Basingstoke, Hampshire, RG21 4EQ (“Company”).

BACKGROUND:

(A)
The parties are party to a licence agreement (the “Licence Agreement”) dated 28 February 2019 entered into by Zihipp and Imperial College of Science, Technology and Medicine (“Imperial”) dated 28 February 2019 and novated by Imperial to IP2IPO on the same date.
(B)
The Licence Agreement was amended first on 17 December 2020 to add certain additional patent rights, secondly on 23 December 2021 so as, amongst other things, to permit the entering into by Company of a sublicence agreement in favour of SanPlena LLP, a joint venture between the Company and EOFlow Co. Ltd, and to secure IP2IPO’s express consent to the terms of that sublicence agreement, and thirdly on 23 February 2023 to amend the definition of the term “Non-Diligence Conditions” in Schedule 1 to the Licence Agreement.
(C)
The parties were also party to an option agreement (the “Option Agreement”) dated 28 February 2019 (as varied by a variation agreement dated 2 September 2020) granting the Company an option to take a licence under the Licence Agreement of the Option IPR and Patents generated in the course of the Research Work of the Research Group (as all such terms are defined therein), subject to and on the terms set out in the Licence Agreement.
(D)
At the date of the Option Agreement the name of IP2IPO was Imperial Innovations Limited. IP2IPO changed its name to its current name on 1 March 2019.
(E)
The Company has exercised an Option in accordance with Clause 3.2 of the Option Agreement to licence the Option IPR under the terms of the Licence Agreement.
(F)
To effect the exercise of the Option, the parties wish to vary the Licence Agreement subject to and in accordance with the terms of this variation agreement with effect from the date of this variation agreement (“Variation Date”) to add the details of the Option IPR to Part B of Annex 1 of the Licence Agreement.

AGREED TERMS

1.
TERMS DEFINED IN THE AGREEMENT

In this variation agreement, unless expressly stated otherwise, expressions defined in the Licence Agreement and used in this variation agreement have the meaning set out in the Licence Agreement.

2.
CONSIDERATION

In consideration of the sum of [***], receipt of which IP2IPO expressly acknowledges, the parties agree to amend the Licence Agreement as set out below.

3.
VARIATION
3.1.
With effect from the Variation Date the parties agree to vary the Licence Agreement, such that the table in Part B: Licensed Patents of Annex 1 (Licensed Intellectual Property) shall include the following details added to the end of the table:

[***] [***] [***] [***] [***] [***]	[***] [***] [***] [***] [***]	[***] [***] [***] [***]
[***] [***] [***] [***]	[***] [***] [***]	[***] [***]
[***] [***] [***] [***]	[***] [***] [***]	[***] [***]
4.
GOVERNING LAW AND JURISDICTION
4.1.
This variation agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and interpreted in accordance with the law of England and Wales.
4.2.
The parties irrevocably agree that the courts of England and Wales have exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) that arises out of, or in connection with, this variation agreement or its subject matter or formation.

This variation agreement has been entered into on the date stated at the beginning of it.

Signed by	)
[***]	)
duly authorised for and on behalf of	)
IP2IPO Innovations Limited	)
sign here
Chief Financial and Operating Officer

Signed by	)
[***]	)
duly authorised for and on behalf of	)
Zihipp Limited	)
sign here
Executive Chairman